Exhibit 10.3

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

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In re FILENE’S BASEMENT, LLC, et al., Reorganized Debtors.[1]	: : : : : : : :	Chapter 11 Case No. 11-13511 (KJC) Jointly Administered RE: D.I. 3021

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ORDER APPROVING STIPULATION AND SETTLEMENT

AGREEMENT BY AND AMONG THE REORGANIZED DEBTORS,

ASG EQUITIES SECAUCUS LLC, AND THE HARTZ ENTITIES

Upon consideration of the Stipulation and Settlement Agreement, dated May 15, 2014 (the “Stipulation”), a copy of which is attached hereto as Exhibit 1, as agreed to by and among the Reorganized Debtors, ASG Equities Secaucus LLC (“ASG”), Hartz Mountain Industries, Inc. (“Hartz”), 99 Hudson TIC II, LLC (together with Hartz, the “Hartz Entities” and collectively with the Reorganized Debtors and ASG, the “Parties”), it is hereby

ORDERED that the Stipulation is approved as may be modified herein; and it is further

ORDERED that the Parties and the Reorganized Debtors’ claims agent, Kurtzman Carson Consultants, are hereby authorized to take any and all actions required under the Stipulation, and all such actions as are reasonably necessary to effectuate the terms of the Stipulation; and it is further

1The Reorganized Debtors and the last four digits of their respective taxpayer identification numbers are as follows: Filene’s Basement, LLC (8277), Trinity Place Holdings, Inc. f/k/a Syms Corp. (5228), Syms Clothing, Inc. (3869), and Syms Advertising Inc. (5234).

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ORDERED that this Court shall retain jurisdiction with respect to all disputes and all other matters arising from or relating to the implementation or interpretation of this Order.

Dated: May 16, 2014

Wilmington, Delaware

/s/ Kevin J. Carey
Honorable Kevin J. Carey
UNITED STATES BANKRUPTCY JUDGE

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Exhibit 1

Stipulation and Settlement

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

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In re FILENE’S BASEMENT, LLC, et al., Reorganized Debtors.[1]	: : : : : : : :	Chapter 11 Case No. 11-13511 (KJC) Jointly Administered

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STIPULATION AND SETTLEMENT

BY AND AMONG THE REORGANIZED DEBTORS,

ASG EQUITIES SECAUCUS LLC, AND THE HARTZ ENTITIES

This stipulation and settlement agreement (the “Stipulation”) is entered into this 15th day of May 2014, by and among the above-captioned reorganized debtors (the “Reorganized Debtors”), ASG Equities Secaucus LLC (“ASG”), and Hartz Mountain Industries, Inc. (“Hartz”) and 99 Hudson TIC II, LLC (together with Hartz, the “Hartz Entities” and collectively with the Reorganized Debtors and ASG, the “Parties”). The Parties hereby stipulate and agree as follows:

RECITALS

WHEREAS, on March 24, 2014, the Reorganized Debtors filed the Reorganized Debtors’ Motion for an Order Pursuant to 11 U.S.C. §§ 105(a), 363, and 365, Bankruptcy Rule 9019, the Plan and Confirmation Order for an Order (I) Approving Settlement; (II) Authorizing Assumption and Assignment to ASG Equities Secaucus LLC of Unexpired Lease or Non-Residential Real Property and Related Property Located at One Syms Way, Secaucus, New Jersey; and (III) Granting Related Relief [Docket No. 2864] (the “Motion”).2

1The Reorganized Debtors and the last four digits of their respective taxpayer identification numbers are as follows: Filene’s Basement, LLC (8277), Trinity Place Holdings, Inc. f/k/a Syms Corp. (5228), Syms Clothing, Inc. (3869), and Syms Advertising Inc. (5234).

2Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Order Approving Settlement and Authorizing Assumption and Assignment of Unexpired Lease dated April 29, 2014 [Docket No. 2967] (the “ASG Sale Order”) and the Motion, as applicable.

WHEREAS, on March 28, 2014, the Hartz Entities filed the Hartz Motion to Enforce Settlement [Docket No. 2877].

WHEREAS, on March 31, 2014, the Hartz Entities filed an objection to the Motion [Docket No. 2891].

WHEREAS, on April 1, 2014, the Reorganized Debtors and Alan Cohen, the Series A Preferred Trustee and Creditors’ Representative, filed objections to the Hartz Motion to Enforce Settlement [Docket Nos. 2898, 2900].

WHEREAS, the Court held hearings on the Motion and the Hartz Motion to Enforce Settlement on April 2, 2014 and April 9, 2014.

WHEREAS, on April 29, 2014, the Court issued the ASG Sale Order [Docket No. 2967] and the Memorandum Opinion [Docket No. 2966].

WHEREAS, on April 30, 2014, the Hartz Entities filed the Motion for Reconsideration [Docket No. 2975].

WHEREAS, on May 9, 2014, the Reorganized Debtors, the Creditors’ Representative and ASG filed a joint objection to the Motion for Reconsideration with the Bankruptcy Court [Docket No. 3005].

WHEREAS, on May 12, 2014, the Hartz Entities field an omnibus reply in further support of the Motion for Reconsideration [Docket No. 3011].

WHEREAS, the Court scheduled a hearing on the Motion for Reconsideration for May 13, 2014 at 2:00 p.m. (ET).

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WHEREAS, the Parties agreed to a consensual adjournment of the hearing on the Motion for Reconsideration to allow for the execution and approval of this Stipulation.

NOW, THEREFORE, in consideration of the foregoing recitals and the promises, mutual covenants, and agreements set forth herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	The recitals set forth above are incorporated herein by reference and are made an integral part of this Stipulation.

2.	This Stipulation shall be effective and binding upon the Parties immediately upon the entry of an order of the Bankruptcy Court approving the Stipulation (the “Stipulation Effective Date”).

3.	Unless otherwise agreed by the Parties in writing, within two (2) business days of the Stipulation Effective Date (the “Closing Date”), the following events will occur:

A.	The Hartz Entities shall withdraw the Motion for Reconsideration with prejudice.

B.	The Hartz Entities shall waive any and all rights to seek reconsideration of or appeal the Amended ASG Sale Order (including any right they may have to seek a stay pending appeal).

C.	ASG shall transfer $29,000,000 (net of the amount already deposited in escrow, which escrow shall simultaneously be released to the Reorganized Debtors) in immediately available funds by wire transfer to the Reorganized Debtors, and the Reorganized Debtors shall transfer and assign the Lease to Assignee as provided in paragraph 4 of the Amended ASG Sale Order.

D.	ASG shall have no further obligation to provide or deliver the ASG Letter of Credit.

E.	ASG shall transfer $1,250,000.00 to the Hartz Entities in full and final settlement and satisfaction of the Hartz Cure Dispute Claims and any other claims the Hartz Entities may have against the Syms Parties and the ASG Entities.

F.	The $1,250,000.00 held in a reserve account by Syms in connection with the pending litigation of the Hartz Cure Dispute Claims shall be released to Syms, and Syms shall have no further obligation to reserve any funds or establish or provide other security related to the Hartz Cure Dispute Claims.

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G.	The Hartz Cure Dispute Claims will be deemed withdrawn from the claims register and fully and forever discharged, waived, released, and settled.

Unless all the events set forth in this paragraph 3 occur, the Stipulation is of no force and effect.

4.	Upon ASG’s payment of the obligation described in paragraph 3(C) above, the Reorganized Debtors and ASG shall be in full and complete satisfaction of their obligations under Bankruptcy Code sections 365(b)(1) and (f).

5.	Upon the occurrence of the Closing Date, the Hartz Entities shall be deemed to have waived any and all rights to seek reconsideration of or appeal the Amended ASG Sale Order (including any right they may have to seek a stay pending appeal).

6.	ASG will purchase the fee interest in One Syms Way, Secaucus, New Jersey from the Hartz Entities on a date and on terms and conditions mutually agreed between ASG and the Hartz Entities. The Syms Parties have no rights or obligations with respect to this paragraph 6.

7.	The ASG Sale Order will be amended and substituted by the form and substance attached hereto as Exhibit A.

8.	The Amended ASG Sale Order shall become a final, non-appealable order upon the Stipulation Effective Date.

9.	This Stipulation shall be binding upon any successors or assigns of the Parties.

10.	This Stipulation constitutes the entire agreement between the Parties and cannot be amended except by written agreement.

11.	This Stipulation may be executed in counterparts, each of which shall be an original, and such counterparts shall be construed together as one instrument. Facsimile or electronic signatures shall be deemed original signatures.

12.	Each person executing this Stipulation in a representative capacity represents and warrants that he or she is empowered to do so.

13.	Each of the Parties acknowledges that it has read all of the terms of this Stipulation, has had an opportunity to consult with counsel of its own choosing or voluntarily waived such right, and enters into this Stipulation voluntarily and without duress. Each of the Parties shall bear its own costs, expenses, and attorneys’ fees incurred in connection with the Hartz Cure Dispute Claims, the Motion, the Motion to Enforce Settlement, the Sale Order, the Motion for Reconsideration, and any and all related claims, litigation, and disputes, including the negotiations related to and preparation of this Stipulation.

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14.	Each Party represents and warrants that it has participated in the drafting and preparation of this Stipulation. In any construction of this Stipulation, the Stipulation shall not be construed for or against any Party, but shall be construed fairly and according to its plain meaning.

15.	Each Party covenants that it has entered into this Stipulation in good faith, and agrees to do all things necessary or convenient to carry out and effectuate the terms of this Stipulation, including, without limitation, the execution of all further and additional documents and authorization of all transfers of funds necessary to implement the terms of this Stipulation. Further, each Party covenants that it will not do or fail to do anything, directly or indirectly, that will interfere with the terms or conditions of this Stipulation or adversely affect any of the rights provided by this Stipulation.

16.	The Reorganized Debtors, the Reorganized Debtors’ claims agent, Kurtzman Carson Consultants, and the Clerk of the Bankruptcy Court are authorized to take all necessary and appropriate actions to give effect to this Stipulation, including, but not limited to, updating the Reorganized Debtors’ claims register to reflect that Claim Nos. 2662 and 2692 have been withdrawn.

17.	Except with respect to paragraph 6 hereof, the Bankruptcy Court shall retain jurisdiction over the implementation of this Stipulation and any disputes arising hereunder. New Jersey law shall govern the construction of non-bankruptcy provisions, if any and to the extent applicable, relevant to this Stipulation, without regard to the conflicts of law or principles thereof.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the Parties have entered into this Settlement Agreement on the day and year first above written.

TRINITY PLACE HOLDINGS, INC.
f/k/a SYMS CORP. on behalf of itself and the Reorganized Debtors

By:	/s/ Richard G. Pyontek
Name:	Richard G. Pyontek
Its:	CFO

ASG EQUITIES SECAUCUS LLC, on behalf of itself

By:	/s/ Raymond Gindi
Name:	Raymond Gindi
Its:	Authorized Signatory

99 HUDSON TIC II LLC, on behalf of itself and HARTZ MOUNTAIN INDUSTRIES, INC.

By:	/s/ Phillip R. Patton
Name:	Phillip R. Patton
Its:	Executive Vice President